                                                                     EXHIBIT 4.1


                                EMB CORPORATION
                  1996 STOCK OPTION, SAR AND STOCK BONUS PLAN

                                   ARTICLE 1

                              GENERAL PROVISIONS

1.1 PURPOSE. The purpose of the EMB CORPORATION 1996 STOCK OPTION, SAR AND STOCK BONUS PLAN (the "Plan") shall be to attract, retain and motivate key management employees and independent consultants (the "Participants") of EMB Corporation (the "Company") and its subsidiaries, if any, by way of granting (i) non-qualified stock options ("Stock Options"), (ii) non-qualified stock options with stock appreciation rights attached ("Stock Option SARs"), (iii) incentive stock options ("ISO Options"), and (iv) ISO Options with stock appreciation rights attached ("ISO Option SARs"). For the purpose of this Plan, Stock Option SARs and ISO Option SARs are sometimes collectively herein called "SARs;" and Stock Options and ISO Options are sometimes collectively herein called "Options." The ISO Options to be granted under the Plan are intended to be qualified pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and the Stock Options to be granted are intended to be "non-qualified stock options" as described in Sections 83 and 421 of the Code. Furthermore, under the Plan, the terms "parent" and "subsidiary" shall have the same meaning as set forth in Subsections (e) and (f) of Section 425 of the Code unless the context herein clearly indicates to the contrary.

1.2 GENERAL. The terms and provisions of this Article I shall be applicable to Stock Options, SARs and ISO Options unless the context herein clearly indicates to the contrary.

1.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Stock Option Committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company and consisting of not less than three members from the Board. The members of the Committee shall serve at the pleasure of the Board. The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan,
(ii) suspend or discontinue the Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any "stock option agreements" ("Stock Option Agreements"). Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

1.4 SHARES SUBJECT TO THE PLAN. Shares of stock ("Stock") covered by Stock Options, SARs and ISO Options shall consist of 1,250,000 shares of the Common Stock, no par value, of the Company. Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If

                               Exhibit 4.1-Page 1
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                                                                     EXHIBIT 4.1

any Option for shares of Stock, granted to a Participant lapses, or is otherwise terminated, the Committee may grant Stock Options, SARs or ISO Options for such shares of Stock to other Participants. However, neither Stock Options, SARs nor ISO Options shall be granted again for shares of Stock which have been subject to SARs which are surrendered in exchange for cash or shares of Stock issued pursuant to the exercise of SARs as provided in Article II hereof.

1.5 PARTICIPATION IN THE PLAN. The Committee shall determine from time to time those Participants who are to be granted Stock Options, SARs and ISO Options and the number of shares of Stock covered thereby. Directors who are not employees of the Company or of a subsidiary shall not be eligible to participate in the in ISO Options or ISO in Option SARs. During any period that the Committee is comprised of less than three Directors each of whom is a Disinterested Director, the maximum number of shares of Stock for which employee-Directors may be granted options in any calendar year shall not exceed 33 percent of the aggregate number of shares of Stock with respect to which Options may be granted under the Plan.

1.6 DETERMINATION OF FAIR MARKET VALUE. As used in the Plan, "fair market value" shall mean on any particular day (i) if the Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Stock on the principal securities exchange on which shares of Stock are listed, (ii) if Stock is not traded on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system, (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transactions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, for purposes of determining "fair market value" of the Common Stock of the Company, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

1.7 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number of shares of Stock under Stock Options and ISO Options granted under the Plan, the Option Price and the ISO Price and the total number of shares of Stock which may be purchased by a Participant on exercise of a Stock Option and an ISO Option shall be approximately adjusted by the Committee to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company except that a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation, shall cause the Plan and any Stock Option, SAR or ISO Option granted thereunder, to terminate upon the effective date of such dissolution, liquidation, merger or consolidation. Provided, that for the purposes of this Section 1.7, if any merger, consolidation or combination occurs in which

                               Exhibit 4.1-Page 2
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                                                                     EXHIBIT 4.1

the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause a termination. Appropriate adjustment may also be made by the Committee in the terms of a SAR to reflect any of the foregoing changes.

1.8 AMENDMENT AND TERMINATION OF THE PLAN. The Plan shall terminate at midnight, April 30, 1999, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may, without the approval of the shareholders, increase the aggregate number of shares of Stock which may be purchased under Stock Options, SARs or ISO Options granted under the Plan; withdraw the administration of the Plan from the Committee; amend or alter the Option Price or ISO Price, as applicable; change the manner of computing the spread upon the exercise of a SAR or amend the Plan in any manner which would impair the applicability of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, to the Plan. Except as provided in this Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option, SAR or ISO Option theretofore granted under the Plan without the consent of the affected Participant.

1.9 EFFECTIVE DATE. The Plan shall be effective May 21, 1996, subject to approval by the holders of a majority of the Common Stock of the Company present, or represented, and entitled to vote at a meeting called for such purpose, and upon the issuance of a favorable opinion of counsel with respect to certain tax consequences of the Plan as it affects Stock Options, ISO Options and SARs.

1.10 SECURITIES LAW REQUIREMENTS. The Company shall have no liability to issue any Stock hereunder unless the issuance of such shares would comply with any applicable federal or state securities laws or any other applicable law or regulations thereunder.

1.11 SEPARATE CERTIFICATES. Separate certificates representing the Common Stock of the Company to be delivered to a Participant upon the exercise of any Stock Option, SAR, or ISO Option will be issued to such Participant.

1.12 PAYMENT FOR STOCK; RECEIPT OF STOCK OR CASH IN LIEU OF PAYMENT.

     (a) PAYMENT FOR STOCK. Payment for shares of Stock purchased under this Plan shall be made in full and in cash or check made payable to the Company. Provided, payment for shares of Stock purchased under this Plan may also be made in Common Stock of the Company or a combination of cash and Common Stock of the Company in the event that the purchase of shares is pursuant to the exercise of rights under an SAR attached to the Option and which is exercisable on the date of exercise of the Option. In the event that Common Stock of the Company is utilized in consideration for the purchase of Stock upon the exercise of a Stock Option or an ISO Option, then, such Common Stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan.

     (b) RECEIPT OF STOCK OR CASH IN LIEU OF PAYMENT. Furthermore, a Participant may exercise an Option without payment of the Option Price or ISO Price in the event that the exercise is pursuant to rights under an SAR attached to the Option and which is exercisable on the date of

                               Exhibit 4.1-Page 3

                                                                     EXHIBIT 4.1

exercise of the Option. In the event an Option with an SAR attached is exercised without payment of the Option Price or ISO Price, the Participant shall be entitled to receive either (i) a cash payment from the Company equal to the excess of the total fair market value of the shares of Stock on such date as determined with respect to which the Option is being exercised over the total cash Option Price or ISO Price of such shares of Stock as set forth in the Option or (ii) that number of whole shares of Stock as is determined by dividing
(A) an amount equal to the fair market value per share of Stock on the date of exercise into (B) an amount equal to the excess of the total fair market value of the shares of Stock on such date with respect to which the Option is being exercised over the total cash Option Price or ISO Price of such shares of Stock as set forth in the Option, and fractional shares will be rounded to the next lowest number and the Participant will receive cash in lieu thereof.

1.13 INCURRENCE OF DISABILITY AND RETIREMENT. A Participant shall be deemed to have terminated employment or consulting and incurred a disability ("Disability") if such Participant suffers a physical or mental condition which, in the judgment of the Committee, totally and permanently prevents a Participant from engaging in any substantial gainful employment or consulting with the Company or a subsidiary. A Participant shall be deemed to have terminated employment as an employee or a consultant due to retirement ("Retirement") if such Participant ceases to be an employee or a consultant of the Company or its subsidiary, without cause, after attaining the age of 55.

1.14 STOCK OPTIONS AND ISO OPTIONS GRANTED SEPARATELY. Since the Committee is authorized to grant Stock Options, SARs and ISO Options to Participants, the grant thereof and Stock Option Agreements relating thereto will be made separately and totally independent of each other. Except as it relates to the total number of shares of Stock which may be issued under the Plan, the grant or exercise of a Stock Option or SARs shall in no manner affect the grant and exercise of any ISO Options. Similarly, the grant and exercise of any ISO Option shall in no manner affect the grant and exercise of any Stock Option or SARs.

1.15 GRANTS OF OPTIONS AND STOCK OPTION AGREEMENT. Each Stock Option, ISO Option and/or SAR granted under this Plan shall be evidenced by the minutes of a meeting of the Committee or by the written consent of the Committee and by a written Stock Option Agreement effective on the date of grant and executed by the Company and the Participant. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case.

1.16 USE OF PROCEEDS. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

1.17 NON-TRANSFERABILITY OF OPTIONS. Except as otherwise herein provided, any Option or SAR granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Option and/or SAR may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any

                               Exhibit 4.1-Page 4
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                                                                     EXHIBIT 4.1

attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option and/or SAR contrary to the provisions hereof shall be null and void and without effect.

1.18 ADDITIONAL DOCUMENTS ON DEATH OF PARTICIPANT. No transfer of an Option and/or SAR by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an unauthenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Option and/or SAR of the terms and conditions of such Option and/or SAR.

1.19 CHANGES IN EMPLOYMENT. So long as the Participant shall continue to be an employee or consultant of the Company or any one of its subsidiaries, any Option granted to him shall not be affected by any change of duties or position. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to continue in the employ as an employee or consultant of the Company or of any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate his employment or consulting arrangement at any time.

1.20 SHAREHOLDER RIGHTS. No Participant shall have a right as a shareholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares of Stock by exercise of the Option.

1.21 RIGHT TO EXERCISE UPON COMPANY CEASING TO EXIST. Where dissolution or liquidation of the Company or any merger consolidation or combination in which the Company is not the surviving corporation occurs, the Participant shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or combination, as the case may be, to exercise, in whole or in part, his then remaining Options whether or not then exercisable, but limited to that number of shares that can be acquired without causing the Participant to have an "excess parachute payment" as determined under Section 280G of the Code determined by taking into account all of Participant's "parachute payments" determined under Section 280G of the Code. Provided, the foregoing notwithstanding, after the Participant has been afforded the opportunity to exercise his then remaining Options as provided in this Section 1.21, and to the extent such Options are not timely exercised as provided in this Section 1.21, then, the terms and provisions of this Plan and any Stock Option Agreement will thereafter continue in effect, and the Participant will be entitled to exercise any such remaining and unexercised Options in accordance with the terms and provisions of this Plan and such Stock Option Agreement as such Options thereafter become exercisable. Provided further, that for the purposes of this
Section 1.21, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause an acceleration of the exercisability of any such Options granted hereunder.

1.22 ASSUMPTION OF OUTSTANDING OPTIONS AND SARS. To the extent permitted by the then applicable provisions of the Code, any successor to the Company succeeding to, or assigned the

                               Exhibit 4.1-Page 5
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                                                                     EXHIBIT 4.1

business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation transaction shall assume Options and SARs outstanding under the Plan or issue new Options and/or SARs in place of outstanding Options and/or SARs under the Plan.


                                  ARTICLE II

                      TERMS OF STOCK OPTIONS AND EXERCISE

2.1  GENERAL TERMS.

     (a) GRANT AND TERMS FOR STOCK OPTIONS. Stock Options shall be granted by the Committee on the following terms and conditions: No Stock Option shall be exercisable within six months from the date of grant (except as specifically provided in Subsection 2.l(c) hereof, with regard to the death or Disability of a Participant), nor more than 10 years after the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period (the "Option Period") during which any Stock Option may be exercised. Stock Options granted shall not be transferable except by will or by the laws of descent and distribution, Stock Options shall be exercisable only by the Participant while actively employed as an employee or a consultant by the Company or a subsidiary, except that (i) any such Stock Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the Option Period of such Stock Option), (ii) if a Participant terminates his employment as an employee or a consultant with the Company or a subsidiary on account of Retirement, such Participant may exercise any Stock Option which is otherwise exercisable at any time within three months of such date of termination and (iii) if a Participant terminates his employment as an employee or a consultant with the Company or a subsidiary on account of incurring a Disability, such Participant may exercise any Stock Option which is otherwise exercisable at any time within 12 months of such date of termination. If a Participant should die during the applicable three-month or 12-month period following the date of such Participant's Retirement or termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any Stock Options granted to such deceased Participant shall be governed in accordance with Subsection 2.1(a)(i) of this
Article II.

     (b) OPTION PRICE. The option price ("Option Price") for shares of Stock subject to a Stock Option shall be determined by the Committee, but in no event shall the Option Price of an ISO be less than 100% of the "fair market value" of the Stock on the date of grant and in no event shall the Option Price of Stock Options be less than 85% of the "fair market value" of the Stock on the date of grant.

     (c) ACCELERATION OF OTHERWISE UNEXERCISABLE STOCK OPTION ON RETIREMENT, DEATH, DISABILITY OR OTHER SPECIAL CIRCUMSTANCES. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment as an employee or a consultant due to Retirement, (ii) a Participant who terminates employment as an employee or a consultant due to a Disability, (iii) the personal representative of a deceased Participant, or (iv) any other Participant who terminates

                               Exhibit 4.1-Page 6
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                                                                     EXHIBIT 4.1

employment as an employee or a consultant upon the occurrence of special circumstances (as determined by the Committee) to exercise and purchase (within three months of such date of termination of employment or consulting arrangement, or 12 months in the case of a deceased or disabled Participant; all or any part of the shares subject to Stock Option on the date of the Participant's Retirement, Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, with respect to such Stock Option, had not accrued on such date. Provided, such discretionary authority of the Committee shall not be exercised with respect to any Stock Option (or portion thereof) if the applicable six-month waiting period for exercise had not expired except in the event of the death or disability of the Participant when the personal representative of the deceased Participant or the disabled Participant may, with the consent of the Committee, exercise such Stock Option notwithstanding the fact that the applicable six-month waiting period had not yet expired.

     (d) NUMBER OF STOCK OPTIONS GRANTED. Participants may be granted more than one Stock Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The granting of a Stock Option under the Plan shall not affect any outstanding Stock Option previously granted to a Participant under the Plan .

     (e) NOTICE OF EXERCISE STOCK OPTION. Upon exercise of a stock option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's main office in Dallas, Texas. No Stock shall be issued to any Participant until the Company receives full payment for the Stock purchased, if applicable, and any required state and federal withholding taxes.


                                  ARTICLE III

                                     SARS

3.1  GENERAL TERMS.

     (a) GRANT AND TERMS OF SARS. The Committee, when comprised of three or more Directors all of whom are Disinterested Directors, may grant SARs to Participants in connection with Stock Options or ISO Options granted under the Plan. SARs shall not be exercisable (i) at such time that the Committee is comprised of less than three Disinterested Directors or is not comprised solely of Disinterested Directors, (ii) earlier than six months from the date of grant except as specifically provided in Subsection 3.l(b) hereof in the case of the death or Disability of a Participant, and (iii) shall terminate at such time as the Committee determines and shall be exercised only upon surrender of the related Stock Option or ISO Option and only to the extent that the related Stock Option or ISO Option (or the portion thereof as to which the SAR is exercisable) is exercised. SARs may be exercised only by the Participant while actively employed as an employee or a consultant by the Company or a subsidiary except that (i) any SARs previously granted to a Participant which are otherwise exercisable may be exercised, with the approval of the Committee, by the personal representative of a deceased Participant, even if such death should occur within six months of the date

                               Exhibit 4.1-Page 7
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                                                                     EXHIBIT 4.1

of grant (but not beyond the expiration date of such SAR), and (ii) if a Participant terminates his employment as an employee or a consultant with the Company or a subsidiary, as the case may be, on account of Retirement or incurring a Disability, such Participant may exercise any SARs which are otherwise exercisable, with the approval of the Committee, anytime within three months of the date of the termination by Retirement or within 12 months of termination by Disability. If a Participant should die during the applicable three-month period following the date of such Participant's Retirement or during the applicable 12 month period following the date of termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any SARs granted to such deceased Participant shall be governed in accordance with (i) of the second sentence of this Subsection 3.l(a) of this Article III. The applicable SAR shall (i) terminate upon the termination of the underlying Stock Option or ISO Option, as the case may be, (ii) only be transferable at the same time and under the same conditions as the underlying Stock Option or ISO Option is transferable, (iii) only be exercised when the underlying Stock Option or ISO Option is exercised, and (iv) may be exercised only if there is a positive spread between the Option Price or ISO Price, as applicable and the "fair market value" of the Stock for which the SAR is exercised.

     (b) ACCELERATION OF OTHERWISE UNEXERCISABLE SARS ON RETIREMENT, DEATH, DISABILITY OR OTHER SPECIAL CIRCUMSTANCES. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment as an employee or a consultant with the Company or a subsidiary due to Retirement,
(ii) a Participant who terminates employment as an employee or a consultant with the Company or a subsidiary due to a Disability, (iii) the personal representative of such deceased Participant, or (iv) any other Participant who terminates employment as an employee or a consultant with the Company or a subsidiary upon the occurrence of special circumstances (as determined by the Committee) to exercise (within three months of such date of termination of such employment or 12 months in the case of a disabled or deceased Participant) all or any part of any such SARs previously granted to such Participant as of the date of such Participant's Retirement, Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any with respect to such SARs, had not accrued on such date. Provided, such discretionary authority of the Committee may not be exercised with respect to any SAR (or portion thereof if the applicable six-month waiting period for exercise had not expired as of such date, except (i) in the event of the Disability of the Participant or (ii) the death of the Participant, when such disabled Participant or the personal representative of such deceased Participant may, with the consent of the Committee, exercise such SARs notwithstanding the fact that the applicable six-month waiting period had not yet expired.

     (c) FORM OF PAYMENT OF SARS. The Participant may request the method and combination of payment upon the exercise of a SAR; however, the Committee has the final authority to determine whether the value of the SAR shall be paid in cash or shares of Stock or both. Upon exercise of a SAR, the holder is entitled to receive the excess amount of the "fair market value" of the Stock (as of the date of exercise) for which the SAR is exercised over the Option Price or ISO Price, as applicable, under the related Stock Option or ISO Option, as the case may be. All applicable federal and state withholding taxes will be paid by the Participant to the Company upon the exercise of a SAR since the excess amount described above will be required to be included within taxable income in accordance with Sections 61 and 83 of the Code.

                               Exhibit 4.1-Page 8

                                                                     EXHIBIT 4.1

     (d) DISINTERESTED DIRECTORS. As used in this Article III, "Disinterested Directors" shall have the same meaning as the term "disinterested person" set forth in Rule 16b-3(d) under the Securities Exchange Act of 1934, as amended, and shall mean a Director who is not at the time he exercises discretion in administering the Plan eligible, and has not at any time within one year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates; provided, however, that in the event that the definition of "disinterested person" contained in Rule 16b-3 is amended, the term "Disinterested Person" as it is defined herein shall automatically be deemed amended so as to the have the same meaning as the amended term "disinterested person" under Rule 16b-3.


                                  ARTICLE IV

                            GRANTING OF ISO OPTIONS

4.1 GENERAL. With respect to ISO Options granted on or after the effective date of the Plan the following provisions in this Article IV shall apply to the exclusion of any inconsistent provision in any other Article in this Plan since the ISO Options to be granted under the Plan are intended to qualify as "incentive stock options" as defined in Section 422 of the Code.

4.2 GRANT AND TERMS OF ISO OPTIONS. ISO Options may be granted only to employees of the Company and any of its subsidiaries. No ISO Options shall be granted to any person who is not eligible to receive "incentive stock options" as provided in Section 422 of the Code. No ISO Options shall be granted to any management employee if, immediately before the grant of an ISO Option, such employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (as determined in accordance with the stock attribution rules contained in Section 425(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the ISO Option is granted, the ISO Price is at least 110% of the "fair market value" of the Stock subject to the ISO Option, and such ISO Option by its terms is not exercisable after the expiration of five years from the date such ISO Option is granted.

     (a) ISO OPTION PRICE. The option price for shares of Stock subject to an ISO Option ("ISO Price") shall be determined by the Committee, but in no event shall such ISO Price be less than the fair market value of the Stock on the date of grant.

     (b) ANNUAL ISO OPTION LIMITATION. The aggregate "fair market value" (determined as of the time the ISO Option is granted) of the Stock with respect to which ISO Options are exercisable for the first time by any Participant during in any calendar year (under all "incentive stock option" plans qualified under Section 422 of the Code sponsored by the Company and its subsidiary corporations) shall not exceed $100,000.

     (c) TERMS OF ISO OPTIONS. ISO Options shall be granted on the following terms and conditions: No ISO Option shall be exercisable within six months from the date of grant (except as

                               Exhibit 4.1-Page 9

                                                                     EXHIBIT 4.1

specifically provided in Subsection 4.2(d) hereof with regard to the Disability or death of a Participant), nor more than 10 years after the date of grant. The Committee shall have the discretion to fix the period (the "ISO Period") during which any ISO Option may be exercised. ISO Options granted shall not be transferable except by will or by the laws of descent and distribution. ISO Options shall be exercisable only by the Participant while actively employed by the Company or a subsidiary, except that (i) any such ISO Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the expiration date of such ISO Option), (ii) if a Participant terminates his employment as an employee with the Company or a subsidiary on account of Retirement, such Participant may exercise any ISO Option which is otherwise exercisable at any time within three months of such date of termination and (iii) if a Participant terminates his employment with the Company or a subsidiary on account of incurring a Disability, such Participant may exercise any ISO Option which is otherwise exercisable at any time within 12 months of such date of termination. If a Participant should die during the applicable three-month or 12 month period following the date of such Participant's Retirement or Disability, then in such event, the rights of the personal representative of such deceased Participant as such relate to any ISO Options granted to such deceased Participant shall be governed in accordance with Subsection 4.1(c) of this Article IV.

     (d) ACCELERATION OF OTHERWISE UNEXERCISABLE ISO OPTION ON RETIREMENT, DEATH, DISABILITY OR OTHER SPECIAL CIRCUMSTANCES. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment as an employee with the Company or a subsidiary due to Retirement, (ii) a Participant who terminates employment as an employee with the Company or a subsidiary due to a Disability, (iii) the personal representative of a deceased Participant, or
(iv) any other Participant who terminates employment as an employee with the Company or a subsidiary upon the occurrence of special circumstances (as determined by the Committee) to exercise and purchase (within three months of such date of termination of employment as an employee or 12 months in the case of a disabled or deceased Participant) all or any part of the shares of Stock subject to ISO Option on the date of the Participant's Retirement, Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, had not accrued on such date. Provided, such discretionary authority of the Committee may not be exercised with respect to any ISO Option (or portion thereof if the applicable six-month waiting period for exercise had not expired as of such date except in the event of the Disability of the Participant or death of the Participant, when the disabled Participant or the personal representative of such deceased Participant, may, with the consent of the Committee, exercise such ISO Option notwithstanding the fact that the applicable six-month waiting period had not yet expired.

     (e) NUMBER OF ISO OPTIONS GRANTED. Subject to the applicable limitations contained in the Plan with respect to ISO Options, Participants may be granted more than one ISO Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The granting of an ISO Option under the Plan shall not affect any outstanding ISO Option previously granted to a Participant under the Plan.

                              Exhibit 4.1-Page 10

                                                                     EXHIBIT 4.1

     (f) NOTICE TO EXERCISE ISO OPTION. Upon exercise of an ISO Option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's main office in Costa Mesa, California.



                                   ARTICLE V

                           OPTIONS NOT QUALIFYING AS
                            INCENTIVE STOCK OPTIONS

5.1 NON-QUALIFYING OPTIONS. With respect to all or any portion of any option granted under the Plan not qualifying as an "incentive stock option" under
Section 422 of the Code, such option shall be considered as a Stock Option granted under this Plan for all purposes.

                                        EMB CORPORATION



                                        By:  /s/ James E. Shipley
                                           -------------------------------------
                                           James E. Shipley, President

                                           Date Plan adopted and approved by the
                                           Board of Directors: April 29, 1996

                                           Date Plan adopted and approved by the
                                           Stockholders: May 21, 1996


                              Exhibit 4.1-Page 11